UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 4, 2011

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Underwriting Agreement

On March 4, 2011, DCP Midstream Partners, LP (the “Partnership”) and certain of its affiliates (collectively, the “Partnership Parties”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as joint book running managers (collectively, the “Underwriters”), providing for the issuance and sale by the Partnership, and the purchase by the Underwriters, of 3,200,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $40.55 per Common Unit (the “Offering”). The Common Units sold in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s effective Shelf Registration Statement on Form S-3 (File No. 333-167108). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 480,000 Common Units to cover over-allotments, if any, on the same terms as those relating to the Common Units sold by the Partnership in the Offering. The closing of the Offering is scheduled for March 9, 2011.

Pursuant to the Underwriting Agreement, the Partnership Parties agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to this exhibit.

The Partnership intends to use the net proceeds from the Offering and from the Underwriters’ exercise of their overallotment option, if exercised, to repay funds borrowed under the revolver portion of its $850 million credit facility and for general partnership purposes.

The Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their businesses. Affiliates of each of the Underwriters are lenders under the Partnership’s credit facility and receive customary fees for such services. Additionally, because the Partnership intends to repay borrowings under its credit facility with proceeds from the Offering and from the Underwriters’ exercise of their overallotment option, if exercised, such affiliates will receive a substantial portion of the proceeds from the Offering upon the repayment of such borrowings by the Partnership.

Item 7.01 Regulation FD Disclosure.

On March 4, 2011, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated March 4, 2011 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Wells Fargo Securities, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, as joint book running managers

Exhibit 5.1	Opinion of Holland & Hart LLP

Exhibit 8.1	Opinion of Holland & Hart LLP

Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

Exhibit 23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1 hereto)

Exhibit 99.1	Press Release dated March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

March 4, 2011

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated March 4, 2011 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Wells Fargo Securities, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, as joint book running managers

Exhibit 5.1	Opinion of Holland & Hart LLP

Exhibit 8.1	Opinion of Holland & Hart LLP

Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

Exhibit 23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1 hereto)

Exhibit 99.1	Press Release dated March 4, 2011